Exhibit 32.1
Certification Pursuant to
18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of Crown Castle International Corp., a Delaware Corporation (“Company”), for the period ending June 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (“Report”), each of the undersigned officers of the Company hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of such officer's knowledge:

1)	the Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of June 30, 2016 (the last date of the period covered by the Report).

/s/ Jay A. Brown
Jay A. Brown President and Chief Executive Officer
August 4, 2016

/s/ Daniel K. Schlanger
Daniel K. Schlanger Senior Vice President and Chief Financial Officer
August 4, 2016
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Crown Castle International Corp. and will be retained by Crown Castle International Corp. and furnished to the Securities and Exchange Commission or its staff upon request.